UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

W. R. BERKLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15202	22-1867895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

475 Steamboat Road, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 629-3000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Adoption of 2018 Stock Incentive Plan
As described below, on May 31, 2018, at the Annual Meeting of Stockholders held on May 31, 2018, the stockholders of W. R. Berkley Corporation (the "Company"), upon recommendation of the Board of Directors of the Company, approved the W. R. Berkley Corporation 2018 Stock Incentive Plan (the “2018 Plan”). The 2018 Plan previously had been approved by the Board of Directors of the Company, subject to stockholder approval. The 2018 Plan is described in greater detail in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 19, 2018, under the caption “Proposal 2: Approval of the 2018 Stock Incentive Plan”. The description of the 2018 Plan contained in such proxy statement is qualified in its entirety by reference to the full text of the 2018 Plan, which is attached as Annex B thereto and is incorporated herein by reference.
Adoption of Amendment to 2009 Directors Stock Plan
On May 31, 2018, the Board of Directors of the Company approved an amendment to the W. R. Berkley Corporation 2009 Directors Stock Plan, as amended and restated (the “Directors Plan”), to change the formula with respect to automatic grants of awards under the Directors Plan, effective with respect to the automatic grant of awards under the Directors Plan to be made as of the Company's Annual Meeting of Stockholders held on May 31, 2018, and until such time as determined otherwise by the Board of Directors. As amended, the Directors Plan provides that each director who continues to serve as a director of the Company after the date of an annual meeting of stockholders will receive an automatic grant of an award of the number of shares of common stock determined by taking the result obtained by dividing $200,000 by the average of the high and low prices of the Company’s common stock reported on the New York Stock Exchange on the business day immediately prior to the date of such annual meeting, rounded up to the next whole share, instead of an automatic grant of an award of 3,000 shares of the Company’s common stock.
The Directors Plan is described in greater detail in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 20, 2015, under the caption “Proposal 3: Approval of an increase in the number of shares reserved under the W. R. Berkley Corporation 2009 Directors Stock Plan”. The description of the Directors Plan contained in such proxy statement is qualified in its entirety by reference to the full text of the Directors Plan, which is attached as Annex B thereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on May 31, 2018. The meeting involved: (i) the election of five directors for terms to expire (a) in the case of nominee Leigh Ann Pusey, at the Company’s Annual Meeting of Stockholders to be held in 2019 and until her successor is duly elected and qualified, (b) in the case of nominee María Luisa Ferré, at the Company’s Annual Meeting of Stockholders to be held in 2020 and until her successor is duly elected and qualified, and (c) in the case of nominees William R. Berkley, Christopher L. Augostini and Mark E. Brockbank, at the Annual Meeting of Stockholders to be held in 2021 and until their respective successors are duly elected and qualified; (ii) the approval of the 2018 Plan; (iii) a resolution approving, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or “say-on-pay” vote; and (iv) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
The directors elected and the final voting results are as follows:
(i)    Election of Directors:

Nominee	For	Against	Abstain	Broker Non Vote
William R. Berkley	108,667,015	4,631,531	24,368	6,373,981
Christopher L. Augostini	109,156,925	4,133,531	32,458	6,373,981
Mark E. Brockbank	93,668,196	19,622,061	32,657	6,373,981
María Luisa Ferré	109,171,429	4,111,670	39,815	6,373,981
Leigh Ann Pusey	113,200,637	90,429	31,848	6,373,981
(ii)    Approval of the W. R. Berkley Corporation 2018 Stock Incentive Plan:

For	Against	Abstain	Broker Non Vote
110,354,582	2,931,520	36,812	6,373,981

(iii)	Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers (“Say-on-Pay” Vote):

For	Against	Abstain	Broker Non Vote
91,675,389	18,283,509	3,364,016	6,373,981
(iv)    Ratification of the Appointment of KPMG LLP

For	Against	Abstain
118,387,764	1,283,631	25,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By:	/s/	Richard M. Baio
	Name:	Richard M. Baio
	Title:	Senior Vice President – Chief Financial Officer and Treasurer

Date: June 4, 2018